UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2011

CLAYTON WILLIAMS ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-10924	75-2396863
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification Number)

6 Desta Drive, Suite 6500, Midland, Texas	79705-5510
(Address of principal executive offices)	(Zip code)

Registrant's Telephone Number, including area code: (432) 682-6324

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On June 3, 2011, we entered into amended and restated employment agreements (the “Restated Agreements”) with Mel G. Riggs, Executive Vice President and Chief Operating Officer, and Michael L. Pollard, Senior Vice President and Chief Financial Officer.  The Restated Agreements amend and restate in their entirety the employment agreements we entered into with Messrs. Riggs and Pollard on March 12, 2010 (the “Prior Agreements”).  The effective date of the Restated Agreements is June 1, 2011.

The Prior Agreement for Mr. Riggs was amended to reflect Mr. Riggs’ current title and duties as Executive Vice President and Chief Operating Officer and his current minimum base salary of $400,000.

The Prior Agreement for Mr. Pollard was similarly amended to reflect Mr. Pollard’s current title and duties as Senior Vice President and Chief Financial Officer and his current minimum base salary of $300,000.  In addition, the amount of compensation payable to Mr. Pollard in the event his employment is terminated under certain circumstances was amended to be consistent with the company’s compensation policies for its Senior Vice President and Chief Financial Officer.  As amended, if Mr. Pollard’s employment is terminated by the Company without cause (as defined in the Restated Agreement) or by Mr. Pollard for good reason (as defined in the Restated Agreement), or if the Company gives a notice of non-renewal to Mr. Pollard, Mr. Pollard will receive a lump sum payment equal to 200% (increased from 150%) of his annualized compensation, consisting of base salary, average bonus for the most recent three years, automobile allowance, and 401(k) matching contributions, payable within 90 days of termination or by March 15 of the year following termination, if earlier, plus 18 months of continued health benefits.  If Mr. Pollard’s employment is terminated by the Company without cause or by Mr. Pollard for good reason, or if the Company gives notice of non-renewal to Mr. Pollard, in each case, within 24 months following a change in control of the company (as defined in the Restated Agreement), Mr. Pollard will receive a lump sum payment equal to 300% (increased from 200%) of his annualized compensation, consisting of base salary, average bonus for the most recent three years, automobile allowance, and 401(k) matching contributions, payable within 90 days of termination or by March 15 of the year following termination, if earlier, plus 18 months of continued health benefits.

This description of the Prior Agreements, as amended and restated by the Restated Agreements, is only a summary of, and is qualified in its entirety by reference to, the Restated Agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

On June 3, 2011, we also entered into an employment agreement with Robert L. Thomas, Vice President and Principal Accounting Officer.  A copy of the employment agreement for Mr. Thomas is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 9.01 -                      Financial Statements and Exhibits

(d)         Exhibits

The following exhibit is provided as part of the information furnished under Item 7.01 of this report.

Exhibit
Number	Description

10.1	Amended and Restated Employment Agreement between Clayton Williams Energy, Inc. and Mel G. Riggs

10.2	Amended and Restated Employment Agreement between Clayton Williams Energy, Inc. and Michael L. Pollard

10.3	Employment Agreement between Clayton Williams Energy, Inc. and Robert L. Thomas

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

CLAYTON WILLIAMS ENERGY, INC.

Date:	June 7, 2011	By:	/s/ Mel G. Riggs
Mel G. Riggs
Executive Vice President and Chief
Operating Officer

Date:	June 7, 2011	By:	/s/ Michael L. Pollard
Michael L. Pollard
Senior Vice President and Chief Financial
Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amended and Restated Employment Agreement between Clayton Williams Energy, Inc. and Mel G. Riggs

10.2	Amended and Restated Employment Agreement between Clayton Williams Energy, Inc. and Michael L. Pollard

10.3	Employment Agreement between Clayton Williams Energy, Inc. and Robert L. Thomas